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                                                                   Exhibit 10.10



                            INTERCONNECTION AGREEMENT

                                 BY AND BETWEEN

                     WESTERN MASSACHUSETTS ELECTRIC COMPANY

                                       AND

                          NORTHEAST GENERATION COMPANY

                                  JULY 2, 1999

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                                TABLE OF CONTENTS

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                                                                                                 PAGE
INTERCONNECTION AND OPERATION AGREEMENT............................................................5
1. DEFINITIONS.....................................................................................6
2. TERM OF AGREEMENT..............................................................................12
   2.1  TERM AND TERMINATION OF AGREEMENT.........................................................12
3. CONTINUING OBLIGATIONS AND RESPONSIBILITIES....................................................12
   3.1 INTERCONNECTION SERVICE....................................................................12
   3.2 ACCESS, EASEMENTS, CONVEYANCES, LICENSES, AND RESTRICTIONS.................................13
   3.3 FACILITY AND EQUIPMENT MAINTENANCE.........................................................14
   3.4 EQUIPMENT TESTING..........................................................................15
   3.5 NEW CONSTRUCTION OR MODIFICATIONS..........................................................15
   3.6 INSPECTIONS................................................................................16
   3.7 TELECOMMUNICATIONS STRUCTURAL FACILITIES...................................................16
   3.8 INFORMATION REPORTING OBLIGATIONS..........................................................17
     3.8.1 In order to maintain Interconnection Service...........................................17
     3.8.2 Buyer shall supply accurate............................................................18
     3.8.3 Buyer shall gather information.........................................................18
     3.8.4 Seller shall provide information.......................................................18
   3.9 LOCAL SERVICES.............................................................................18
     3.9.1 In addition to the Interconnnection Service............................................18
     3.9.2 TEMPORARY SUSPENSION OF SECTION 3.10 AND 3.11 SERVICES.................................18
   3.10 SELLER PROVIDED LOCAL SERVICES............................................................19
     3.10.1 DELIVERY SERVICE......................................................................19
     3.10.2 BUILDING SERVICES.....................................................................19
   3.10.3 METERING................................................................................19
     3.10.4 LINE OPERATION INFORMATION............................................................20
     3.10.5 REMOTE TERMINAL UNITS.................................................................21
     3.10.6 RELAYING SYSTEMS......................................................................21
   3.11 BUYER PROVIDED LOCAL SERVICES.............................................................21
     3.11.1 SELLER'S FACILITY SUPPORT.............................................................21
     3.11.2 BUILDING SERVICES.....................................................................21
   3.12 COMMUNICATIONS SERVICES...................................................................21
     3.12.1 GENERAL...............................................................................21
     3.12.2 RADIO LICENSES........................................................................22
     3.12.3 UPGRADES..............................................................................22
     3.12.4 MAINTENANCE...........................................................................22
   3.13 SPARE PARTS...............................................................................22
   3.14 EMERGENCY PROCEDURE.......................................................................22
   3.15 INTERCONNECTION SERVICE INTERRUPTIONS.....................................................23
   3.16 NON-DISPATCHABILITY NOTIFICATION..........................................................24
   3.17 SCHEDULED MAINTENANCE NOTIFICATION AND COORDINATION.......................................24
     3.17.1 TRANSMISSION SYSTEM MAINTENANCE.......................................................24
     3.17.2 LOCAL ROUTINE INSPECTIONS AND MAINTENANCE.............................................24
   3.18 SAFETY....................................................................................25
     3.18.1  GENERAL..............................................................................25
     3.18.2  SWITCHING, TAGGING AND GROUNDING.....................................................25
     3.18.3 TRAINING..............................................................................25
   3.19 ENVIRONMENTAL COMPLIANCE AND PROCEDURES...................................................25

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   3.20 NEPOOL/ISO................................................................................26
4. OPERATIONS.....................................................................................27
   4.1 GENERAL....................................................................................27
   4.2 BUYER'S OPERATING OBLIGATIONS..............................................................27
     4.2.1 GENERAL................................................................................27
     4.2.2 VOLTAGE OR REACTIVE CONTROL REQUIREMENTS...............................................28
   4.3 SELLER'S OPERATING OBLIGATIONS.............................................................29
   4.4 AUDITING OF ACCOUNTS AND RECORDS...........................................................29
5. COST RESPONSIBILITIES AND BILLING PROCEDURES...................................................29
   5.1 BUYER'S INTERCONNECTION COST RESPONSIBILITIES..............................................29
     5.1.1 INTERCONNECTION FACILITIES CHARGE......................................................29
     5.1.2 PAYMENT ON REMOVAL FROM SERVICE........................................................30
     5.1.3 LEASED TELEPHONE LINES.................................................................30
   5.2 DELIVERY OF AC SERVICE POWER...............................................................30
   5.3 COST RESPONSIBILITIES FOR LOCAL SERVICES...................................................30
   5.4 BILLING PROCEDURES.........................................................................30
   5.5 BILLING DISPUTES, INTEREST ON UNPAID BALANCE...............................................31
   5.6 DEFAULT....................................................................................31
6. DOCUMENTATION..................................................................................31
   6.1 OBLIGATION TO PROVIDE DOCUMENTATION........................................................31
   6.2 DRAWINGS...................................................................................32
7. CONFIDENTIALITY................................................................................33
   7.1 CONFIDENTIALITY OF SELLER..................................................................33
   7.2 CONFIDENTIALITY OF BUYER...................................................................34
   7.3 CONFIDENTIALITY OF AUDITS..................................................................34
   7.4 REMEDIES...................................................................................34
8. DAMAGE TO CONTROL CABLES FROM SUBSTATIONS TO POWER PLANTS......................................35
9. PERSONAL INJURY AND PROPERTY DAMAGE............................................................35
10. INDEMNIFICATION...............................................................................35
   10.1 GENERAL...................................................................................35
   10.2 INDEMNIFICATION PROCEDURES................................................................36
11. INSURANCE.....................................................................................36
12. FORCE MAJEURE.................................................................................37
13. DEFAULT AND DISPUTE RESOLUTION................................................................38
   13.1 EVENTS OF DEFAULT.........................................................................38
   13.2 REMEDIES FOR DEFAULT......................................................................39
   13.3 ARBITRABLE CLAIMS.........................................................................40
   13.4 ARBITRATION PROCESS.......................................................................41
   13.5 REMEDIES..................................................................................42
   13.6 CONFIDENTIALITY...........................................................................42
   13.7 FERC JURISDICTION OVER CERTAIN DISPUTES...................................................42
   13.8 PRELIMINARY INJUNCTIVE RELIEF.............................................................43
14. ASSIGNMENT/CHANGE IN CORPORATE IDENTITY.......................................................43
   14.1 ASSIGNMENT................................................................................43
   14.2 ASSUMPTION................................................................................44
15. CONTRACTORS AND SUBCONTRACTORS................................................................44
   15.1...........................................................................................44
   15.2...........................................................................................44
16. LABOR RELATIONS...............................................................................45

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17. INDEPENDENT CONTRACTOR STATUS.................................................................45
18. LIMITATION OF LIABILITY.......................................................................45
19. NOTICES.......................................................................................46
20. SURVIVAL......................................................................................46
21. HEADINGS......................................................................................47
22. WAIVER........................................................................................47
23. COUNTERPARTS..................................................................................47
24. GOVERNING LAW.................................................................................47
25. EQUAL EMPLOYMENT OPPORTUNITY..................................................................48
26. SEVERABILITY..................................................................................48
27. AMENDMENTS....................................................................................48
28. ENTIRE AGREEMENT..............................................................................48
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Schedule A.  Interconnection Facilities and Associated Equipment Description

Schedule B.  Revenue Meters

Schedule C. STN Agreement

Schedule D.  Switching, Tagging and Grounding Rules

Schedule E.  CONVEX Operating Instructions

Schedule F.  CONVEX Operating Instruction--System Restoration

Schedule G. Northeast Utilities System Companies Open Access Transmission Service Tariff No. 9

Schedule H.  Interconnection Facilities Charges

Schedule I.  Insurance Requirements

Schedule J.  Seller's Rate 30

[Schedules will be provided to the Securities and Exchange Commission by Northest Generation Company upon request.]
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                            INTERCONNECTION AGREEMENT

         This Interconnection Agreement (the "Agreement"), dated July 2, 1999 by and between Western Massachusetts Electric Company ("Seller"), a Massachusetts corporation with a principal place of business located at 107 Selden Street, Berlin, Connecticut and Northeast Generation Company, a Connecticut corporation ("Buyer"). The Seller and the Buyer are each referred to herein as a "Party" or, collectively, the "Parties."
                                   WITNESSETH:

         WHEREAS, Seller and Buyer have entered into a Purchase and Sale Agreement dated July 2, 1999 (the "Purchase and Sale Agreement") for the sale of certain of Seller's generating assets; and

         WHEREAS, Seller and/or its Affiliates intend to continue to operate their transmission and distribution businesses from their present locations; and

         WHEREAS, in the Purchase and Sale Agreement, Seller agreed to transfer to Buyer certain designated real and personal properties, contracts, rights and licenses pertaining to Seller's generating assets and to retain certain designated real and personal properties, contracts, rights and licenses related to Seller's transmission and distribution operations; and

         WHEREAS, the Parties have agreed to enter into the Asset Demarcation Agreement evidencing their agreement as to the demarcation between certain of such transferred and retained assets that will not be situated wholly on real property owned or to be owned by the respective owners of such assets after the Closing under the Purchase and Sale Agreement ("Asset Demarcation Agreement"); and

         WHEREAS, Buyer needs Interconnection Service from Seller for the assets it is acquiring; and

         WHEREAS, Seller and its Affiliates need access to parts of the assets being acquired by the Buyer and the Buyer needs access to the assets that are being acquired that are located on the property of the Seller; and

         WHEREAS, the Parties agreed in the Purchase and Sale Agreement to execute this mutually acceptable Interconnection Agreement in order to provide for the Seller's interconnection service to the Buyer and to define the continuing responsibilities and obligations of each Party with respect to the use of the other Party's property, assets and facilities.

         NOW THEREFORE, in order to carry out the transactions contemplated by the Purchase and Sale Agreement, the Asset Demarcation Agreement, and this Agreement, and in


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consideration of the premises and mutual promises herein made, the Seller and the Buyer agree as follows:

1.       DEFINITIONS

         Whenever used in this Agreement as capitalized terms, the following terms shall have the meanings specified in this section. Capitalized terms used but not otherwise specifically defined herein shall have the meaning ascribed to them in the Purchase and Sale Agreement.

         "Access Rights" shall mean all Easements, the Reserved Easements, the Granted Easements, all licenses granted pursuant to Section 3.2.1 and all other easements granted by one Party to the other.

         "Acquired Assets" has the meaning set forth in Section 2.1 of the Purchase and Sale Agreement.

         "AC Service Power" means the AC service power purchased by the Buyer from its suppliers for purposes of backing-up station service loads on a generation site.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act (17 C.F.R. 240-12b-2).

         "Closing" means the closing of the transactions contemplated by the Purchase and Sale Agreement.

         "Closing Date" means the date and time at which the Closing actually occurs.

         "CONVEX" means the Connecticut Valley Electric Exchange or any successor organization which operates as a satellite to or the ISO.

         "Distribution System" means those electric energy delivery facilities not classified as Transmission System by Seller that are owned, controlled or operated by Seller or its Affiliates and that provide delivery service to or from the Transmission System.

         "Environment" means soil, land surface or subsurface strata, real property, surface waters, groundwater, wetlands, sediments, drinking water supply, ambient air (including indoor air) and any other environmental medium or natural resource.

         "Environmental Claim" means a claim by any Person based upon a breach of Environmental Law or an Environmental Liability alleging loss of life, injury to persons, property or business, damage to natural resources or trespass to property.

         "Environmental Laws" means all applicable Laws and any binding administrative or judicial interpretations thereof relating to: (a) the regulation, protection and use of the


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Environment; (b) the conservation, management, development, control and/or use of land (including zoning laws and ordinances), natural resources and wildlife;
(c) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation, or handling of, or exposure to, any Hazardous Substances; or (d) noise; and includes, without limitation, the following federal statues (and their implementing regulations): the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. Section 2601 et. seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. Section 7401 et. seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136 et. seq.; the Coastal Zone Management Act of 1972, as amended, 16 U.S.C. Section 1451 et seq.; the Oil Pollution Act of 1990 as amended, 33 U.S.C. Section 2701 et seq.; the Rivers and Harbors Act of 1899, as amended, 33 U.S.C. Section 401 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801 et seq.; the Endangered Species Act of 1973, as amended, 16 U.S.C. Section 1531 et seq.; and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq.; and all analogous or comparable state statutes and regulations, including, without limitation, the Connecticut Transfer Act, as amended, CGS Section 22a- 134 et seq.; the Connecticut Remediation Standard Regulations, RCSA Section 22a-133k-1 et seq.; and the Massachusetts Oil and Hazardous Release Prevention and Response Act, as amended, M.G.L. c. 21E.

         "Environmental Liabilities" means any Liability under or related to Environmental Laws arising as a result of or in connection with (i) any violation or alleged violation of Environmental Law; (ii) any Environmental Claims caused (or allegedly caused) by the presence or Release of Hazardous Substances; (iii) the investigation and/or Remediation of Hazardous Substances;
(iv) compliance with Environmental Laws; (v) any Environmental Claim arising from or relating to the off-site disposal, treatment, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Substances; and (vi) the investigation and/or remediation of Hazardous Substances that are generated, disposed, treated, stored, transported, discharged, Released, recycled, or the arrangement of such activities at any Offsite Disposal Facility.

         "FERC" means the Federal Energy Regulatory Commission, or any successor thereto.

         "Fossil Stations" means that portion of the Acquired Assets (subject to the Easements and the Excluded Assets, as defined in the Purchase and Sale Agreement) consisting of the Seller's


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Montville, Middletown, Devon, and Norwalk Harbor Facilities.

         "Good Utility Practice" means any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the region.

         "Hazardous Substance" means (a) any petrochemical or petroleum products, oil, waste oil, asbestos in any form that is or could become friable, urea formaldehyde foam insulations, lead- based paint and polychlorinated biphenyls; (b) any products, mixtures, compounds, materials or wastes, air emissions, toxic substances, wastewater discharges and any chemical, material or substance that may give rise to liability pursuant to, or is listed or regulated under, or the human exposure to which or the Release of which is controlled or limited by applicable Environmental Laws; and (c) any materials or substances defined in Environmental Laws as "hazardous", "toxic", "pollutant", or "contaminant", or words of similar meaning or regulatory effect.

         "Hydroelectric Stations" means that portion of the Acquired Assets (subject to the Easements and the Excluded Assets, as defined in the Purchase and Sale Agreement) consisting of the [list hydro stations] hydroelectric generating stations and associated dams and reservoirs.

         "Indemnifying Party" has the meaning set forth in Section 10.1.

         "Interconnection Facilities" means facilities or portions of facilities located between each Interconnection Point and the PTF that are identified as Interconnection Facilities and Associated Equipment in Schedule A hereto, as amended from time to time.

         "Interconnection Facilities Charge" has the meaning set forth in
Schedule 5.1.1.

         "Interconnection Point" means the point for each Acquired Asset at which the electric energy generated by such Acquired Asset enters the Seller's Transmission System or Distribution System. The Interconnection Points are as specified in Schedule A to this Agreement.

         "Interconnection Service" means all of the services necessary for the purpose of interconnecting the Buyer's Acquired Assets with the Transmission System or the Distribution System and delivering the output of the Acquired Assets over the Interconnection Facilities to the PTF.

         "ISO" means ISO New England Inc., the independent system operator for the New


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England control area, or its successor.

         "Joint Tag List" means the personnel approved by Buyer and Seller who meet the requirements to switch, tag, and ground electrical equipment set forth in CONVEX Operating Instruction No. 6401, Protective Switching and Tagging Procedures, effective September 1, 1992.

         "Leased Equipment" means hardware or software leased by Seller from various third-party suppliers which is not directly transferable or assignable to Buyer.

         "Local Services" has the meaning set forth in Section 3.9.1.

         "Maintain" means construct, reconstruct, install, inspect, repair, replace, operate, patrol, maintain, use, modernize, expand, upgrade, or other similar activities.

         "NEPOOL" means the New England Power Pool, established by the NEPOOL Agreement, or its successor.

         "NEPOOL Agreement" means the New England Power Pool Agreement dated as of September 1971, as amended by the Restated NEPOOL Agreement filed with FERC on July 22, 1998 as finally approved by FERC and, as further amended from time to time.

         "NEPOOL Tariff" means the Restated NEPOOL Open Access Transmission Tariff as filed with FERC on July 22, 1998 and as it may be amended from time to time.

         "NERC" means the North American Electric Reliability Council, or any successor thereto.

         "NPCC" means Northeast Power Coordinating Council, or any successor thereto.

         "OASIS" means Open Access Same Time Information System.

         "Pool Transmission Facilities" or "PTF" means the transmission facilities of Seller and other transmission owners in New England, as defined by the NEPOOL Agreement.

         "Primary System" means bulk power equipment such as transformers, circuit breakers, rigid or strain bus, conductors, cables and other equipment operating at 2,400 volts or above.

         "Qualified Personnel" has the meaning set forth in 29 C.F.R. Section 1910.269(x).

         "Rate 30" means the rate charged by Seller attached hereto as Schedule J, or its successor rate.

         "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).


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         "Remediation" means any or all of the following activities to the extent required to address the presence or Release of Hazardous Substances: (a) monitoring, investigation, assessment, treatment, cleanup containment, removal, mitigation, response or restoration work as well as obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (b) preparing and implementing any plans or studies for any such activity; (c) obtaining a written notice from a Governmental Authority with competent jurisdiction under Environmental Laws or a written opinion of a (i) Licensed Environmental Professional (as defined in C.G.S.
Section 22a - 133v) or (ii) a Licensed Site Professional as defined in M.G.L. c21A Section 19 et seq.), as contemplated by the relevant Environmental Laws and in lieu of a written notice from a Governmental Authority, that no material additional work is required; and (d) any other activities reasonably determined by a party to be necessary or appropriate or required under Environmental Laws.

         "Revenue Meters" means all kWh, kVAh, and kVARh meters, pulse isolation relays, pulse conversion relays, associated totalizing and Remote Access Pulse Recorder (RAPR) equipment required to measure the transfer of energy between the Parties.

         "Right of Way Access" means use of existing gates, roadways, paths or other means of access to gain entry to the Transmission System and Distribution System rights of way from the Buyer's property or facilities.

         "Routine Inspection and Maintenance" means any inspection, measurements, meter readings and/or maintenance work deemed necessary by either Party in the exercise of Good Utility Practice on either Party's property or facilities to ensure reliable substation, Transmission System and Distribution System operations and Transmission System and Distribution System integrity.

         "SCADA Equipment" means Supervisory Control and Data Acquisition equipment.

         "Secondary Systems" means control or power circuits that operate below 600 volts, AC or DC, including but not limited to any hardware, control or protective devices, cables, conductor, electric raceways, secondary equipment panels, transducers, batteries, chargers, and voltage and current transformers whose signals or energy may be used by Buyer, Seller, or their respective Affiliates.

         "Structural Facilities" has the meaning set forth in Section 3.7.

         "Switching, Tagging, and Grounding Rules" has the meaning set forth in CONVEX Operating Instruction #6401, Protective Switching and Tagging Procedures, effective September 1, 1992, or relevant successor provisions as in effect from time to time. A copy of the existing


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Switching, Tagging and Grounding Rules is attached hereto as Schedule D and incorporated by reference as if fully set forth herein.

         "T&D Assets" means the Seller's transmission, distribution, communication, substation and other assets which are not Acquired Assets and which are not necessary to the operation of the Acquired Assets and/or which are necessary to the operation of the Transmission System or the Distribution System.

         "Transmission System" means the PTF and non-PTF facilities owned, controlled or operated by Seller or its Affiliate for purposes of providing point-to-point transmission service, network integration transmission service, and Interconnection Service, including services under the NEPOOL Open Access Tariff.


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2.       TERM OF AGREEMENT

         2.1 TERM AND TERMINATION OF AGREEMENT. The obligations of the Parties under this Agreement shall commence on the Closing Date and shall remain in effect until such time as both Parties mutually agree to terminate them; provided, however, that this Agreement shall terminate (x) with respect to any Acquired Asset , or unit thereof, upon the date such Acquired Asset is decommissioned, or (y) in accordance with Section 13. If (i) a change in law or other circumstance substantially affects Seller's provision of Interconnection Service, or (ii) FERC requires a modification to this Agreement that is unacceptable to either Party, the Parties will negotiate in good faith to amend this Agreement in a manner acceptable to FERC.

3.       CONTINUING OBLIGATIONS AND RESPONSIBILITIES

         3.1 INTERCONNECTION SERVICE. The Seller agrees to provide Interconnection Service to the Acquired Assets in accordance with the operating procedures and practices set forth in Schedules E and F hereto and Good Utility Practice. Each of the Acquired Assets for which Buyer is requesting Interconnection Service shall require the associated Interconnection Facilities described in Schedule A. Seller shall connect the Acquired Assets to the Transmission System or the Distribution System at the respective Interconnection Points specified in Schedule A. Seller agrees to permit Buyer to interconnect the Acquired Assets for so long as Buyer continues to operate the Acquired Assets in accordance with Good Utility Practice. Interconnection Service shall enable Buyer to receive generating station service from Buyer's supplier at the respective Interconnection Points if Buyer does not supply its own generating station service to the Acquired Assets in a manner that does not use the Transmission System or Distribution System. Buyer or its supplier shall be responsible for making arrangements under the applicable tariffs for transmission and ancillary services associated with the receipt of generating station service using the Transmission System or Distribution System or the PTF.

         Seller shall operate and maintain the Interconnection Facilities in accordance with Good Utility Practice. In the event Seller reasonably determines that Buyer's existing generation interconnection or any modification to such existing generation interconnection requires an addition to or modification of the Interconnection Facilities, Seller shall notify Buyer of the necessity of the addition or modification and the resulting change in the effective Interconnection Facilities Charge. If Buyer agrees on the need for the addition or modification or a dispute is resolved in accordance with Section 13 in favor of the need therefor, Seller shall file the necessary amendments to this Agreement with FERC, and upon FERC acceptance for filing of


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such amendment, Seller shall install the modification or addition and Buyer shall pay the costs thereof in accordance with Section 5. Seller shall have no responsibility for any diminution in the quality of Interconnection Service directly attributable to the absence of such addition or modification. Significant changes in the Acquired Assets or their capacity will require Buyer to follow NEPOOL Section 18.4 procedures where applicable.

         3.2      ACCESS, EASEMENTS, CONVEYANCES, LICENSES, AND RESTRICTIONS.

                  3.2.1 ACCESS. (a) The Parties agree to grant to each other access, including Right of Way Access, to such of their respective facilities, properties, equipment and records as may be necessary to enable each Party to Maintain its respective facilities, properties, equipment and records in a manner consistent with Good Utility Practice. Such access shall be provided in a manner that does not unreasonably interfere with the ongoing business operations, rights and obligations of the other Party.

                  (b) Buyer hereby grants to Seller and its Affiliates a license to gain access to all of their substation equipment, Transmission System or Distribution System, Secondary Systems and telecommunications systems and facilities that are located on Buyer's property.

                  (c) Seller hereby grants to Buyer a license for Buyer's Qualified Personnel to gain access to all of the Acquired Assets located on Seller's property at Cos Cob, Branford, Torrington Terminal, Franklin Drive, Montague, Tunnel and Northfield Mountain Station.

                  (d) The Access Rights are intended to be permanent and shall not be revoked, nor shall either Party take any action that would impede, restrict, diminish, or terminate the rights of access or use granted by such Access Rights. Notwithstanding the foregoing, (i) should either Party or its successor decide to permanently abandon the use of any Access Right or portion thereof, such Party shall give the other Party written notice of its abandonment, shall remove its properties from the area to be abandoned, perform any remediation required by applicable Environmental Laws, and shall cause a release of such Access Rights or any portion thereof to be recorded in the appropriate Registry of Deeds; and (ii) the Parties may mutually agree to relocate or expand any or all of the Access Rights locations within a Fossil or Hydroelectric Station, provided, however, that the Party requesting the relocation or expansion shall pay all reasonable costs and expenses associated therewith, and the Parties shall execute or obtain, in a form reasonably satisfactory to both Parties, all instruments necessary to establish the new easement location. Both Parties agree to use their best efforts to establish a mutually agreeable location if so requested.

                  (e) Buyer shall grant Seller and Seller shall grant Buyer such additional


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conveyances, easements, or licenses as are reasonably necessary for ownership, possession, maintenance, operation, or repair of the respective Party's equipment and facilities as long as such conveyances, easements or licenses do not have a material adverse impact upon the other Party's operations and are consistent with the purpose of this Agreement and the Purchase and Sale Agreement.

                  3.2.2 Each Party shall provide the other Party keys, access codes, or other means of access necessary to enter each other's facilities or properties. Access shall be granted only to Qualified Personnel. If personnel who are not Qualified Personnel require access, Qualified Personnel shall escort them while on site.

                  3.2.3 Neither Party shall make changes to the site topography or accesses, including but not limited to grading or drainage, that could reasonably be expected to materially adversely affect the other Party's facilities or common use drainage or pollution control systems, without the prior written consent of the other Party, such consent not to be unreasonably withheld.

                  3.2.4 Each Party shall have the right to use and maintain its control cables in existing underground duct banks located on the property of the other Party, including duct banks between Seller's substation and the first point of termination in a Fossil Station or Hydroelectric Station.

         3.3      FACILITY AND EQUIPMENT MAINTENANCE.

                  Each Party shall Maintain its equipment and facilities and perform its maintenance obligations that could reasonably be expected to affect the operations of the other Party pursuant to Good Utility Practice. Buyer shall be responsible for maintenance of all common use roadways and plant accesses in or about the Fossil Stations and the Hydroelectric Stations. Unless otherwise specified herein, or unless the Parties mutually agree to a different arrangement, neither Party shall be responsible for the maintenance of the other Party's equipment or Secondary Systems, regardless of their location.

         3.4      EQUIPMENT TESTING

                  Each Party may request, pursuant to Good Utility Practice, that the other Party test, calibrate, verify or validate its telemetering, data acquisition, protective relay, control equipment or systems or other equipment or software pursuant to Good Utility Practice (which currently requires such action on an annual basis) or for the purpose of troubleshooting problems on interconnected facilities, consistent with the other Party's obligation to Maintain its equipment and facilities. Each Party shall be responsible for all costs to test, calibrate, verify or validate its equipment or software at intervals required by NEPOOL, NERC or NPCC. The requesting Party shall be responsible for all costs of the other Party associated with more frequent requests. Each Party shall supply the Party requesting the test, at no cost to such Party, with copies of the resulting inspection reports, installation and maintenance documents, test and calibration records, verifications and validations of the telemetering, data acquisition, protective relay, or other equipment or software connected to the Transmission System or Distribution System.

         3.5      NEW CONSTRUCTION OR MODIFICATIONS.

                  Seller may construct or modify its Transmission System and Distribution System, including associated telecommunication facilities, pursuant to Good Utility Practice, and Buyer may construct or modify its Acquired Assets pursuant to Good Utility Practice. Notwithstanding the foregoing, no modifications to or new construction of facilities or access thereto, including but not limited to rights of way, fences or gates shall be made by either Party which might reasonably be expected to adversely affect the other Party with respect to its rights, obligations and responsibilities under this Agreement, without prior written notification and without providing the other Party with sufficient information regarding the work prior to commencement to enable such Party to evaluate the effect of the proposed work on its operations.

         If a proposed modification would reasonably be expected to affect the Transmission System or Distribution System, both Parties agree to comply with Good Utility Practice in a manner that complies with NEPOOL CRS 43, the NPCC's "Basic Criteria for Design and Operation of Interconnected Power Systems," or any successor criteria and all applicable operating rules, regulations procedures and interconnection standards of the Seller as each may be modified from time to time. For all construction work, major modifications, or circuit changes involving new or existing facilities, equipment, systems or circuits that could reasonably be expected to affect the operation of either Party, the Party desiring to perform such work shall provide the other Party with drawings, plans, specifications, and other necessary documentation for review at least sixty days prior to the beginning of construction; provided that if either Party contemplates a modification that would require the other Party to make associated changes at its facilities, that Party shall promptly provide written notice thereof to the other Party and shall keep the other Party fully informed as its plans develop. The Parties shall cooperate in good faith to coordinate the start of construction required by each Party in connection with such proposed modification. If Seller constructs new or upgraded transmission or distribution facilities at the request of Buyer, Buyer shall pay the costs thereof in accordance with Section 5.

         3.6      INSPECTIONS.

                  Each Party shall have the right to inspect or observe, at its own expense, the maintenance activities, equipment tests, installation, construction, or other modifications to the other Party's Acquired Assets or T&D Assets and associated telecommunication facilities, as the case may be, which might reasonably be expected to adversely affect the observing Party's operations or liability. The Party desiring to inspect or observe shall notify the other Party in accordance with the notification procedures set forth herein. If the Party inspecting the equipment, systems, or facilities observes any deficiencies or defects that might reasonably be expected to adversely affect the operations or liability of the observing Party, that Party shall notify the Party owning the equipment or systems, and the owning Party shall make any corrections necessitated by Good Utility Practice.

         3.7      COMMON STRUCTURAL FACILITIES.

                  The Asset Demarcation Agreement delineates certain facilities that will be part of the Acquired Assets or the T&D Assets, which are supported on or within structures or buildings belonging to the other Party (the "Structural Facilities"). Each Party shall maintain the Structural Facilities that it owns in accordance with Good Utility Practice. The Parties shall conduct an initial inspection of all such Structural Facilities prior to Closing. Seller shall then make any corrections necessitated by Good Utility Practice. In the case of Structural Facilities owned by Buyer upon which Seller has installed Transmission System or Distribution System or telecommunications equipment, Seller shall have the right to inspect such Structural Facilities annually pursuant to Section 3.6 and provide Buyer with a report documenting any deficiencies. Buyer shall then make any corrections necessitated by Good Utility Practice. In the case of Structural Facilities owned by Seller upon which Buyer has installed Acquired Assets, Buyer shall have the right to inspect such Structural Facilities annually pursuant to Section 3.6 and provide Seller with a report documenting any deficiencies. Seller shall then make any corrections necessitated by Good Utility Practice.

         3.8      INFORMATION REPORTING OBLIGATIONS.

                  Notwithstanding anything to the contrary in this Agreement, any obligation set forth in this Agreement of Buyer to provide information, reports, or data to Seller shall be subject to the following limitations: (a) such information, reports, or data shall be subject to the provisions of Section 7 concerning confidentiality; (b) Buyer shall be required to provide such information, reports or data only to the extent Seller reasonably requires such information to operate, maintain, or plan its Transmission System or the Distribution System pursuant to Good Utility Practice; (c) Seller shall request information, reports, and data from Buyer on a non-discriminatory basis with respect to generators interconnected to the Transmission System or Distribution System, as necessary, in Seller's judgment, for the purposes set forth in clause (d), below; (d) Seller shall use any information provided by Buyer pursuant to this Agreement only for the purposes of operating, maintaining and planning the Transmission System or the Distribution System pursuant to Good Utility Practice; and (e) if and to the extent that any of the functions for which Seller requires certain information, reports, or data is no longer performed by Seller, which function has been adequately assumed by the ISO, Buyer's provision of such information, reports, or data to the ISO shall satisfy its corresponding obligation under this Agreement.

                  3.8.1 In order to maintain Interconnection Service, Buyer shall promptly provide Seller with all information which could reasonably be expected to affect the Transmission System and which is reasonably requested by NERC, NPCC, NEPOOL, CONVEX, the ISO, or Seller's dispatching functions. Buyer shall also provide to Seller or to the ISO at Seller's or the ISO's request all information regarding its generating facilities needed by the ISO to model and study transmission system responses to system contingencies and disturbances.

                  3.8.2 Buyer shall supply accurate, complete, and reliable information in response to data requests necessary for operations, maintenance, regulatory requirements and analysis of the Transmission System or the Distribution System. Such information may include metered values for MW, MVAR, voltage, current, frequency, breaker status indication, or any other information reasonably required by Seller for reliable operation of the Transmission System or of the Distribution System pursuant to Good Utility Practice.

                  3.8.3 Buyer shall gather information pertaining to generation, transmission and distribution operating parameters for transmittal to Seller using existing remote access systems.

                  3.8.4 Seller shall provide information to Buyer concerning the status and/or condition of the Transmission System and parts thereof in accordance with the requirements of FERC Orders 888 and 889 and any successors thereto, including in particular any requirements pertaining to the provision of information affecting the availability of transmission services over an OASIS maintained by Seller or the ISO on Seller's behalf.

         3.9      LOCAL SERVICES.

                  3.9.1 In addition to the Interconnection Service, the Parties agree that, due to the integration of certain control schemes, revenue metering applications, and communication networks, it is desirable to provide each other with the services set forth in Sections 3.10 and 3.11 ("Local Services") at no cost. The Parties shall use their best efforts to ensure that such

Local Services are available at all times in the manner specified herein. Notwithstanding the foregoing, either Party, upon notice to the other, may change the Local Services it provides, provided that there is no cost to the receiving Party and the quality, reliability and integrity of the replacement Local Services are equivalent to the then existing services. If service could be interrupted as a result of the change, the Party proposing to make the change shall give ten working days prior written notice of the change to the other Party. Neither Party shall terminate its Local Services without the other Party's written consent or without at least twelve months' prior written notification; provided, however, if either Party no longer needs or desires a particular Local Service, such Party shall notify the other Party and the Party providing the Local Service shall terminate such service as soon thereafter as practicable.

                  3.9.2 TEMPORARY SUSPENSION OF SECTION 3.10 AND 3.11 SERVICES. The Party providing the Local Services set forth in Sections 3.10 and
3.11 below shall notify and obtain approval from the other Party of any scheduled temporary suspension of Local Services at least five working days in advance of such suspension. Such notification shall include an estimated time duration for a return to normal conditions. In the event of any unplanned or forced suspension of the Local Services set forth in Sections 3.10 and 3.11 below, the Party providing the Local Service shall immediately notify the other Party first orally and then in writing. The notifying Party shall use all reasonable efforts to minimize the duration of such suspension. The Parties agree to use all reasonable efforts to complete any repairs, modifications or corrections that are necessary to restore suspended Local Services pursuant to
Section 3.10 and 3.11 below to the other Party as soon as reasonably practicable. The Party temporarily suspending the Local Services shall reimburse the other Party for the reasonable costs incurred by the other Party in obtaining equivalent Local Services.

         3.10     SELLER PROVIDED LOCAL SERVICES

                  3.10.1 DELIVERY SERVICE. At Seller's expense, Seller shall maintain the facilities necessary for it to deliver to Buyer the AC Service Power in the quantities, at the levels, and in the substation locations where such power is provided over facilities included in the T&D Assets immediately prior to Closing. At no cost to Buyer, Seller shall allow Buyer's relays and controls that are currently dependent upon Seller's batteries for DC service power to continue to take such DC service power from Seller's facilities (or shall otherwise provide such service) in the quantities, at the levels and in the locations where such power is provided from the Seller's facilities immediately prior to the Closing.

                  3.10.2 BUILDING SERVICES. At Seller's expense, Seller shall provide Buyer with heating, ventilation, air conditioning, lighting, and other building services at the levels in existence for winter and summer conditions immediately prior to Closing, for Buyer's storage spaces, offices and relay or control equipment within Seller's T&D Assets. If Buyer desires a higher level of service, Buyer and Seller shall mutually agree upon the upgrade and price for such upgrade and Buyer shall pay Seller for the upgrade.

                  3.10.3 METERING. Buyer shall acquire and own all revenue metering equipment and Seller shall own all metering equipment for AC Service Power if used solely for that purpose. Seller shall maintain, control and repair all revenue meters and station service meters, conduct meter accuracy and tolerance tests, and prepare all calibration reports required for equipment that measures energy transfers between Buyer and Seller. Such reports shall be in accordance with NEPOOL CRS-13, as amended from time to time, and any applicable requirements of state public utilities commissions. The Parties agree that if the meter equipment and the Interconnection Point are not at the same location electrically, the meter shall be compensated to record delivery of electricity in a manner that accounts for energy losses occurring between the meter and the Interconnection Point, both when the generating unit is delivering energy to Seller and when Seller is delivering AC Service Power to the Buyer.

                  If at any time any metering equipment owned by the Buyer is found to be inaccurate by a margin of error greater than that allowed under the applicable NEPOOL Criteria, Rules and Standards and such equipment cannot be repaired, Seller shall cause such metering equipment to be replaced at Buyer's expense. Meter readings for the period of inaccuracy shall be corrected so far as corrections can be reasonably ascertained. Each Party shall comply with any reasonable request of the other concerning the sealing of meters, the presence of a representative of the other Party when the seals are broken and the tests are made, and other matters affecting the accuracy of the measurement of electricity delivered to or from each Acquired Asset. If either Party believes that there has been a meter failure or stoppage, it shall immediately notify the other. Revenue Meter locations at the Effective Date are set forth on Schedule B hereto.

                  In order for Seller to meet its reporting obligations to the ISO, Buyer shall provide Seller daily telephone access to hourly interval data recording meters enabling Seller to derive (1) net generation at the Interconnection Point and (2) generating station service loads when a plant is not generating. The data recording meters may be either net generation meters or a combination of gross generation and generation station service load meters. In the event of telephone communication failure, Buyer shall report the hourly interval net generation data values to Seller by facsimile by 8:00 a.m. on the day following the day of generation. In the event of meter failure, Buyer shall provide Seller informed and intelligent estimates of the hourly net generation data by 8:00 a.m. on the day following the day of generation.

                  3.10.4 LINE OPERATION INFORMATION. Both Parties shall require remote access to available site specific line operation information at Seller's facilities. Seller shall make such information available to Buyer over OASIS in accordance with FERC Order 889 and any successor orders thereto.

                  3.10.5 REMOTE TERMINAL UNITS. Seller may continue to own and operate remote terminal units (RTU's) that are associated with CONVEX control at each of Buyer's Fossil Stations and Hydroelectric Stations where such RTUs are located immediately prior to the Closing.

                  3.10.6 RELAYING SYSTEMS. Seller shall own, maintain and test all protective relaying equipment that protects its T&D Assets. Where protective relaying equipment protects property of both Parties, the ownership of such equipment shall be as set forth in the Asset Demarcation Agreement.

         3.11     BUYER PROVIDED LOCAL SERVICES.

                  3.11.1 SELLER'S FACILITY SUPPORT. At no cost to Seller, Buyer shall allow Seller's facilities that are currently dependent upon the Acquired Assets for station service support to continue to take AC and DC station service power from the Acquired Assets (or shall otherwise provide for such service) in the quantities, at the levels and in the locations where such power is provided from the Acquired Assets immediately prior to the Closing. Any upgrade in the level of support hereafter requested by Seller shall be mutually agreed upon by the Parties.

                  3.11.2 BUILDING SERVICES. At no cost to Seller, Buyer shall own, repair, maintain and provide Seller with heating, ventilation, air conditioning, lighting, and other building services at the levels in existence for winter and summer conditions, immediately prior to Closing, for areas within Buyer's Acquired Assets used by the Seller for relay, control and communications equipment and cables, offices, control rooms, or other related transmission functions. Seller shall have the right to expand its equipment and facilities within the control room space existing at the Closing Date which it will share with Buyer with the written consent of Buyer, which consent shall not be unreasonably withheld. If Seller desires a higher level of service, Seller and Buyer shall mutually agree upon the upgrade and Seller shall pay for such upgrade

         3.12     COMMUNICATIONS SERVICES.

                  3.12.1 GENERAL. Buyer shall acquire and maintain appropriate channels of communication as required by the ISO and CONVEX. Buyer may at its option use Seller's communication equipment for necessary microwave services, on the condition that Buyer will become a participant in the Shared Telecommunications Network (STN) and will abide by the terms and conditions of the STN Agreement dated June 1, 1990, a copy of which is attached hereto as Schedule D and incorporated by reference as if fully set forth herein.

                  3.12.2 RADIO LICENSES. Existing radio licenses shall be retained by Seller or its Affiliates. Buyer shall establish its own separate frequencies.

                  3.12.3 UPGRADES. Seller shall, after providing notice to Buyer in accordance with this Agreement, at its own expense, have the right to modify, add or upgrade communication equipment including but not limited to antennas, waveguides and cables on Buyer's Acquired Assets as required for Transmission System or Distribution System operations, provided that such upgrades have no adverse impact upon Buyer's operation of its Acquired Assets, shall not require Buyer to incur any costs, unless reimbursed by Seller for such costs, shall not result in any liability for the Buyer, and are installed, operated and maintained by the Seller in accordance with applicable laws, regulations, rules and permits.

                  3.12.4 MAINTENANCE. Seller shall be responsible for maintaining equipment and cables necessary to connect its communication equipment to other equipment in the Buyer's facility to which communication services are provided or to access an outside facility or telecommunication service provider for communication purposes.

         3.13     SPARE PARTS.

                  Where practicable and available, each Party shall provide the other Party with spare parts in the event of emergencies or equipment failures. The Parties shall mutually agree upon payment for or replacement of such spare parts. If Buyer desires Seller to maintain spare parts that are not in Seller's possession, and if Seller has the physical space to do so, Seller shall maintain such parts, at Buyer's expense.

         3.14     EMERGENCY PROCEDURE

                  Seller shall provide Buyer's designee under Section 19 with prompt oral notification of Transmission System or Distribution System emergencies which may reasonably be expected to affect Buyer's immediate operation of the Fossil Stations or Hydroelectric Stations, and Buyer shall provide Seller's designee under Section 19 with prompt oral notification of generation equipment emergencies which may reasonably be expected to affect Seller's or its Affiliates' operations. Such oral notification shall be followed within 24 hours by written notification. The written notification shall describe the extent of damage or deficiency, anticipated length of outage and the corrective action.

                  If, in the good faith judgment of either Party, an emergency endangers or could endanger life or property, the Party recognizing the problem shall take such action as may be reasonable and necessary to prevent, avoid, or mitigate injury, danger, or loss in accordance with CONVEX Operating Instructions, No. 6401, Section 1.D.

                  Seller may, consistent with Good Utility Practice, request that the ISO take whatever actions or inactions it deems necessary during emergency operating conditions to: (i) preserve public safety; (ii) preserve the integrity of the Transmission System, (iii) limit or prevent damage, or (iv) expedite restoration of service.

         3.15     INTERCONNECTION SERVICE INTERRUPTIONS.

                  If the ISO, CONVEX, or, with respect to portions of the Transmission System or the Distribution System subject to Seller's dispatch, Seller, reasonably determines that the Buyer's operation of its Acquired Assets is inconsistent with Good Utility Practice and will have an adverse impact on the quality of service or interfere with Seller's safe and reliable operation of the Transmission System or the Distribution System, Seller may discontinue Interconnection Service until the condition has been corrected. Unless the ISO, CONVEX, or Seller determines that an emergency exists or the risk of an emergency is imminent, Seller shall give Buyer reasonable notice of its intention to discontinue Interconnection Service and, where practicable, allow suitable time for Buyer to remove the interfering condition. Seller's judgment with regard to the interruption of service under this paragraph shall be made pursuant to Good Utility Practice. In the case of such interruption, Seller shall immediately confer with Buyer regarding the conditions causing such interruption and its recommendation concerning timely correction thereof. In the event Interconnection Service is interrupted under this section due to Buyer's failure to operate and maintain the Acquired Assets pursuant to Good Utility Practice, Buyer shall compensate Seller for all costs reasonably incurred by Seller directly attributable to the interruption and restoration of Interconnection Service; provided, however that such costs shall not include the costs of replacement energy or capacity. Seller shall restore the Interconnection Service as it was before the interruption once the interfering condition ceases to exist.

         3.16     NON-DISPATCHABILITY NOTIFICATION.

                  If any Fossil Station or Hydroelectric Station is not dispatchable by NEPOOL or the ISO, Buyer shall notify Seller, to the extent feasible, at least 48 hours in advance of its intent to take the unit temporarily off-line, and it shall provide Seller with a schedule of when generation operations will be resumed. In the event of a forced outage, Buyer shall notify Seller of its generating unit's temporary interruption of generation as soon as practicable; and it shall provide Seller, as soon as practicable, with a schedule of when generation will be resumed.

         3.17     SCHEDULED MAINTENANCE NOTIFICATION AND COORDINATION

                  3.17.1 TRANSMISSION SYSTEM MAINTENANCE. Seller shall consult with Buyer regarding timing of scheduled maintenance of the Transmission System which might reasonably be expected to affect the Fossil Stations or Hydroelectric Stations. Seller shall, to the extent practicable, schedule any testing, shutdown, or withdrawal of such facilities to coincide with Buyer's scheduled outages. To facilitate such consultation and to the extent the information is not available from the ISO in a timely manner, in June of each year, or on another date mutually acceptable to the Parties, Buyer shall furnish Seller with non-binding preliminary generator maintenance schedules covering the upcoming two years. Buyer shall furnish Seller with non-binding updates to such schedules to reflect significant changes.

         In the event Seller is unable to schedule the outage of its Transmission System to coincide with Buyer's schedule, Seller shall use all reasonable efforts to notify Buyer, in advance, of the reasons for the outage, the time scheduled for it to take place, and its expected duration. Seller shall use due diligence to restore such facilities to operation as quickly as possible.

                  3.17.2 LOCAL ROUTINE INSPECTIONS AND MAINTENANCE. If any Fossil Station or Hydroelectric Station is not routinely staffed, Seller shall provide advance notice to Buyer's designee provided in Section 19 by telephone before Seller's personnel enter such Fossil Station or Hydroelectric Station for Routine Inspection and Maintenance and all other non-disruptive work that does not require equipment outages. Buyer shall provide advance notice by telephone to Seller's dispatch personnel (or equivalent) before Buyer's personnel enter Seller's T&D Assets for routine measurements, inspections, and meter reads. For work that will require equipment outages or that is reasonably expected to affect the security of the other Party's operations, the Party desiring to perform the Routine Inspection and Maintenance shall provide the other Party with at least 48 hours prior written notification in accordance with Section 19.

         3.18     SAFETY.

                  3.18.1 GENERAL. Subject to the provisions of Section 10, each Party shall be solely responsible for and shall assume all liability for the safety and supervision of its own employees, agents, representatives, and subcontractors. All work performed by either Party that could reasonably be expected to affect the operations of the other Party shall be performed in accordance with all applicable laws, rules, and regulations pertaining to the safety of persons or property, including, without limitation, compliance with the safety regulations and standards adopted under the Occupational Safety and Health Act of 1970
(OSHA) as amended from time to time, the National Electrical Safety Code (NESC) as amended from time to time and Good Utility Practice.

                  3.18.2 SWITCHING, TAGGING AND GROUNDING. Each Party shall comply with Seller's Switching, Tagging and Grounding Rules, as in existence on the Closing Date and as it may be modified from time to time at all utility Primary System and Secondary System Interconnection Points or demarcation points. A copy of the existing Switching, Tagging and Grounding Rules is attached hereto as Schedule D and incorporated by reference as if fully set forth herein. Seller will notify Buyer of any changes in its Switching, Tagging and Grounding Rules.

                  3.18.3 TRAINING. Each Party, in accordance with Schedule D, shall be responsible for training, testing, and certifying operators for inclusion on a Joint Tag List. Every six months, each Party shall provide the other Party with an updated list of employees qualified for inclusion on the Joint Tag List. Buyer shall Maintain and be responsible for all switching, tagging and grounding on Buyer's side of the Interconnection Point and Seller shall Maintain and be responsible for all switching, tagging and grounding at the Interconnection Point and on Seller's side thereof.

         3.19     ENVIRONMENTAL COMPLIANCE AND PROCEDURES.

                  During the term of this Agreement, each Party shall notify the other Party first orally and then in writing of any releases of Hazardous Substances, asbestos or lead abatement, or requirements for or commencement of Remediation activities within 24 hours of discovery or initiation or sooner when necessary to permit the other Party to comply with applicable laws or regulations. Except as required by law or any federal or state agency, neither Party shall knowingly take any action referred to in the next preceding sentence which might reasonably be expected to have an adverse effect upon the operations of the Acquired Assets or T&D Assets, as the case may be, of the other Party hereunder without prior written notification and agreement between the Parties. Neither Party shall require the other to modify any physical structures, including containment systems, unless required by law. The Parties agree to coordinate with each other concerning any site regulatory required plans. Each Party shall promptly remove any oil or jet fuel remaining from any tank whose use is discontinued, except that Seller shall have no obligation to remove oil from transformers that are temporarily removed from service. Buyer shall operate, maintain and inspect the cathodic protection systems installed to protect underground tanks from corrosion and shall permit Seller to review records pertaining to those systems. Each Party shall comply in all respects with all Environmental Laws and obtain and maintain all Permits required under all applicable Environmental Laws with respect to the properties that it owns. To the extent necessary, the Parties shall cooperate in all compliance and filings under Environmental Laws.

         Each Party shall indemnify, hold harmless and defend the other Party, its parent and Affiliates and their respective officers, directors, trustees, employees, contractors, subcontractors and agents, from and against any claims or liability for damage to property, injury to or death of any person or any other liability, including all expenses and reasonable attorney's fees incurred by such Indemnified Party, to the extent caused by any act or omission of the Indemnifying Party, its parent and Affiliates and their respective officers, directors, trustees, employees, contractors, subcontractors or agents that violates the Indemnifying Party's undertakings under this Section 3.19. The indemnification procedures set forth in Section 10.2 shall also be applicable to this Section 3.19.

         3.20     NEPOOL/ISO

                  From and after the Closing Date, the Buyer agrees to maintain membership in good standing in NEPOOL and to submit to the governance of the ISO as established by the NEPOOL Agreement. From and after the Closing Date, if the Buyer decides to effect a permanent or long-term shut-down or substantial reduction in existing generation capacity of the Norwalk Harbor or Cos Cob facilities, the Buyer shall give twenty-four months prior written notice of such decision to the Seller, to the Connecticut Department of Public Utility Control, and to the ISO. The Buyer shall fully comply with all rules and regulations of the ISO related to shutdown of generating facilities. Other than as set forth in this Section 3.20 or as may be required to preserve system reliability or to comply with the requirements of the ISO or NEPOOL, the Seller shall not interfere with Buyer's efforts to expand or modify generation capacity at any of the Sites.

4.       OPERATIONS.

         4.1 GENERAL. The Parties agree to operate all equipment that could reasonably be expected to have an impact on the operations of the other Party or an Affiliate of Seller in accordance with all applicable federal, state, and local laws, governmental agency rules, regulations, and codes, and Good Utility Practice. Notwithstanding anything to the contrary in this Agreement, any obligation of Buyer to carry out or comply with requests, orders, or directives of Seller shall be subject to the following limitations: (a) Seller shall issue such requests, orders or directives to Buyer pursuant to Good Utility Practice and applicable tariffs;
(b) Seller shall issue requests, orders, or directives to Buyer on a non-discriminatory basis, with respect to generators interconnected to the Transmission System or the Distribution System, as necessary, in Seller's judgment, exercised reasonably and in good faith based on information available to Seller at the time, (i) to operate the Transmission System and the Distribution System safely, reliably, and effectively, or (ii) to conduct necessary inspection, testing, repair, maintenance, modification, or replacement of Transmission System or Distribution System facilities. To the extent Seller ceases to perform any function authorized by this Agreement to issue requests, orders, or directives to Buyer, which function has been adequately assumed by the ISO, Buyer's compliance with the requests, orders, and directives of the ISO shall satisfy its corresponding obligation under this Agreement.

         4.2      BUYER'S OPERATING OBLIGATIONS.

                  4.2.1 GENERAL. Buyer shall operate the Fossil Stations and the Hydroelectric Stations that are connected to the Distribution System in accordance with the CONVEX Operating Instructions for each such station as revised from time to time. Copies of the effective CONVEX Operating Instructions for each such station are attached hereto as Exhibit E. Buyer shall carry out all switching orders from Seller's dispatch personnel, the ISO, or CONVEX issued pursuant to the CONVEX Operating Instructions in a reasonably timely manner. Buyer shall keep Seller advised of its generating unit's capabilities of participation in system restoration and if it has black start capability. The electrical supply to the Point of Interconnection shall be in the form of three phase 60 Hertz alternating current. Buyer's equipment shall conform to industry standards for harmonic distortion and voltage fluctuation.

                  4.2.2 VOLTAGE OR REACTIVE CONTROL REQUIREMENTS. Unless otherwise agreed by the Parties, Buyer shall operate its existing interconnected Acquired Assets with automatic voltage regulators. The voltage regulators will continuously control voltage at each of the Interconnection Points consistent with the range of voltage set forth in Schedule E as it may be amended by Seller, the ISO or CONVEX from time to time; provided, however, that Buyer's conforming to such range of voltage does not cause any Fossil Station or Hydroelectric Station to operate outside its generating capacity or to violate any electrical constraints. Unless otherwise required by CONVEX or the ISO the voltage regulator shall be in automatic mode and continuously regulating the voltage schedules. Buyer acknowledges that the ISO or CONVEX may direct Buyer to deactivate the automatic voltage regulator and to supply reactive power pursuant to a schedule provided by the ISO or CONVEX. If Buyer fails to operate a generating facility included in the Acquired Assets in accordance with Schedule E, and to the extent the generating facility is operating, Seller will provide written notice to Buyer to remedy that situation. If Buyer does not commence appropriate action within seven days of receiving such notice, Seller may then take necessary action, at Buyer's expense, to remedy Buyer's default, including the installation of capacitor banks or other reactive compensation equipment necessary to ensure the proper voltage or reactive supply at the generating facility. Buyer shall notify CONVEX or the ISO, to the extent required by CONVEX or the ISO, (i) if a generating unit reaches a VAR limit; (ii) if there is any deviation from the assigned voltage schedule; (iii) if the voltage regulator is placed in manual mode; or (iv) if any voltage regulator is removed from or restored to service. In addition to voltage regulation, Buyer shall adhere, to the extent possible within its generating capacity, to CONVEX or the ISO's service restoration plan and black start criteria, as amended from time to time. A copy of the plan in existence immediately prior to Closing is attached hereto as Schedule F and is incorporated by reference as if fully set forth herein. Buyer acknowledges that CONVEX and the ISO may have the right to require reduced or increased generation from the Acquired Assets in accordance with the NEPOOL Tariff and applicable rules of NEPOOL and the ISO.

         4.3 SELLER'S OPERATING OBLIGATIONS. All operations, including start-up, shutdown and determination of hourly generation, will be coordinated by the ISO, or, if the ISO is not doing so, by Seller's designated agent. Seller reserves the right, in accordance with Good Utility Practice, to reasonably specify generator controls that affect the Transmission System or the Distribution System, such as excitation, droop and automatic generation control settings, as modified from time to time. Buyer agrees to comply with such reasonable specifications at Buyer's expense to the extent consistent with Good Utility Practices and the requirements of the ISO and NPCC.

         4.4 AUDITING OF ACCOUNTS AND RECORDS. Within two years following each calendar year, Buyer and Seller shall have the right to audit each other's accounts and records pertaining to the transactions under this Agreement in that calendar year. Such audits shall take place at the offices where such accounts and records are maintained during normal business hours. Appropriate notice under Section 19 shall be given prior to any audit. The Party being audited will be entitled to review the audit report and any supporting materials. Any audit hereunder shall be subject to Section 7, and, to the extent that audited information includes confidential information, the auditing Party shall designate an independent auditor to perform such audit.

5.       COST RESPONSIBILITIES AND BILLING PROCEDURES.

         5.1      BUYER'S INTERCONNECTION COST RESPONSIBILITIES.

                  5.1.1 INTERCONNECTION FACILITIES CHARGE. Buyer shall pay all costs related to Buyer's use of the Interconnection Facilities through the assessment of Interconnection Facilities Charges. The Interconnection Facilities Charge applicable to Seller's Non-PTF Transmission Facilities shall be assessed in accordance with the Northeast Utilities System Companies Open Access Transmission Service Tariff No. 9, attached hereto as Schedule G, as it may be revised from time to time. The Interconnection Facilities Charge applicable to Seller's Distribution System Facilities shall be based on the Seller's estimated cost of providing service based on the Seller's estimated cost of providing service based on the classification of the Seller's Distribution System Facilities used to provide Interconnection Service to the Hydroelectric Station receiving such service.

         The Interconnection Facilities Charges for Distribution System Facilities from the Closing Date through December 31, 2003 shall be deemed to be included in the Purchase Price paid by the Buyer to the Seller set forth in the Purchase and Sale Agreement dated July 2, 1999. After December 31, 2003, Buyer shall pay Distribution System Interconnection Facilities Charges as approved by the regulatory authority having jurisdiction over such charges.

         For informational purposes, Seller has calculated the current Distribution Facilities Interconnection Charge at $28/kWyr, based on data contained in Seller's most recent FERC Form 1. Such charge will be filed with FERC in the joint application of the Buyer and the Seller for approval of this Agreement under Section 205 of the Federal Power Act and is subject to such FERC approval. The Buyer will retain all rights to participate in future FERC proceedings and to protest any rate filing as applicable after 2003.

         The Interconnection Facilities Charge applicable to each of the Fossil Stations and Hydroelectric Stations shall be as specified in Schedule H, a copy of which is attached hereto and incorporated by reference as if fully set forth herein.

                  5.1.2 PAYMENT ON REMOVAL FROM SERVICE. If Buyer permanently removes from service a Fossil Station or a Hydroelectric Station for which it pays Seller an Interconnection Facilities Charge, Buyer may, at its option, terminate its obligation to pay the Interconnection Facilities Charge by paying Seller a lump sum payment based on the cost of the Interconnection

Facility as shown on Seller's books of account, reduced by an allocated portion of accumulated depreciation. Upon reasonable request by Buyer, Seller shall furnish Buyer with an estimate of the amount of the lump sum payment that would be due upon the retirement or mothballing of any such Fossil Station or Hydroelectric Station, including a description of the methodology employed to calculate such amount.

                  5.1.3 LEASED TELEPHONE LINES. Buyer and Seller shall share equally the cost of telephone lines used by both Parties to transmit the status of generation and transmission operations to CONVEX. Buyer and Seller shall share the costs of telephone lines used by both Parties for other purposes in a manner proportionate to their use of such lines.

         5.2 DELIVERY OF AC SERVICE POWER. In the event that Buyer obtains AC Service Power for the Acquired Assets, Seller shall deliver such AC Service Power to the Acquired Assets at Seller's Rate 30, attached hereto as Schedule J, for demand for AC Service Power up to the maximum demand covered by such rate, or at the appropriate rate applicable to Buyer's actual demand for AC Service Power, plus any applicable NEPOOL charges.

         5.3      COST RESPONSIBILITIES FOR LOCAL SERVICES

                  Each Party shall bear its cost for Local Services provided to the other Party as provided in Sections 3.10 and 3.11. For Local Services that require reimbursement but for which price or rate schedules are not included in this Agreement, the Parties shall agree upon the price or rate to be paid before performing or providing such Local Services. Work performed by Seller on Buyer's Acquired Assets shall be paid for by Buyer at applicable rates unless performed for Seller's purpose or a joint purpose, in which case each Party shall pay its ratable share of the cost.

         5.4 BILLING PROCEDURES. Within a reasonable time after the first day of each month, each Party shall prepare an invoice for those reimbursable services rendered to the other Party under this Agreement during the preceding month. Each invoice shall state the month in which the services were rendered, shall be itemized to reflect the nature of the services rendered, and shall fully describe the services rendered. Each invoice shall be paid within thirty days of receipt. All payments shall be made in immediately available funds payable to the other Party, or by wire transfer to a bank named by such Party.

         When payments are made by mail, invoices shall be deemed paid on the date payment is received. Payment of an invoice shall not relieve the paying Party from any responsibilities or obligations it has under this Agreement; nor shall it constitute a waiver of any claims arising hereunder.

         5.5 BILLING DISPUTES, INTEREST ON UNPAID BALANCE. In the event of a billing dispute between Seller and Buyer, Seller and Buyer will continue to provide services as long as the other Party (i) continues to make all payments not in dispute, and (ii) pays into an escrow account the amount of the invoice in dispute, pending resolution of such dispute. If Buyer fails to meet these two requirements for continuation of Interconnection Service, then Seller may provide notice to Buyer of its intention to suspend service in sixty (60) days, in accordance with then applicable FERC policy. Interest on any unpaid amounts (including amounts placed in escrow) shall be calculated in accordance with the methodology specified for interest on refunds in FERC regulations at 18 C.F.R.
Section 35.19a(a)(2)(iii). Interest on delinquent amounts shall be calculated from the due date for payment set forth in Section 5.3 to the date of payment.

         5.6 DEFAULT. In the event either Party fails to make payment of the costs identified in this Section 5.0 to the other Party on or before the due date as described above (except for amounts in dispute under Section 5.4), an event of default by such Party under Section 13.1 shall be deemed to exist.

6.       DOCUMENTATION.

         6.1 OBLIGATION TO PROVIDE DOCUMENTATION. Whenever a Party makes a modification to its Acquired Assets or T&D Assets, as the case may be, that could reasonably be expected to affect the other Party's operations hereunder, the Party making the change shall provide notice to the other party and appropriate documentation for such changes, in the form of written test records, operation and maintenance procedures, drawings, materials lists, or descriptions. Before making any modification to equipment or portions of the facilities that are identified in the Asset Demarcation Agreement, the Party desiring to make the change shall submit the proposed change to the other Party for review. The Party initiating the change shall allow the other Party 30 days to review the proposed change. Upon completion of any modifications to equipment or facilities that are identified in the Asset Demarcation Agreement, the Party initiating the modifications shall issue "as built" drawings to the other Party. The "as built" drawings shall be issued within 90 days of completion, unless otherwise agreed by the Parties. Each Party shall be responsible for its own equipment, inspections, maintenance, construction, and modifications, and the other Party's review of or comments on any document provided by the initiating Party shall not relieve the initiating Party of its responsibility for the correctness and adequacy of the work to be performed.

         6.2 DRAWINGS. Before the Closing Date Seller shall identify, number, and provide


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

Buyer with a duplicate set of the most current drawings, labeled as "Common" that represent equipment or facilities that are identified in the Asset Demarcation Agreement. Such drawings shall consist, at a minimum, of one or more of the following:

System One-Lines                       Single page format drawings used for
                                       dispatch and operation purposes.

One-Line Drawings                      Prints used in conceptual design which
                                       provide detail on Interconnection
                                       Facilities and Interconnection Points.

Meter and Relay Drawings               Prints which provide a higher level of
                                       detail than one-line drawings and
                                       identify on a single line basis current
                                       and voltage transformer locations,
                                       protection relay types, and meter and
                                       control connections.

Current and Voltage Drawings           Prints which provide the highest level of
                                       detail for the facilities in a three line format with specific current and voltage transformer connections, relay and meter terminations.

Control Drawings                       Prints which provide information on
                                       apparatus controls, switch developments, etc.

Secondary Wiring Drawings              Prints which describe the physical panel
                                       layout, relay, terminal block and device locations, wiring and other construction details.

Other Physical Drawings                Prints which include information on
                                       foundations, equipment layouts,
                                       grounding, panel construction, etc.

                  Each Party shall be responsible for updating and correcting its own drawings and shall provide copies of all updated and corrected drawings to the other Party as soon as practicable thereafter. Except as otherwise stated on any document or drawing, Seller makes no representations as to the accuracy, detail, or completeness of the documents or drawings provided to Buyer at or before the Closing; and Buyer hereby releases Seller from any liability arising as a result of Buyer's use of such documentation or drawings. Seller shall provide Buyer with technical maintenance or operations documentation, if available, for protection, communications and Primary electrical equipment.

7.       CONFIDENTIALITY.

         7.1 CONFIDENTIALITY OF SELLER. Seller shall hold in confidence, unless compelled to disclose by judicial or administrative process or other provisions of law, all documents and information furnished to it by Buyer in connection with this Agreement. All such information shall be deemed confidential except to the extent that such information or documents are (i) generally available to the public other than as a result of a disclosure by Seller, (ii) made available to Seller on a non-confidential basis prior to disclosure to Seller by Buyer, or (iii) made available to Seller on a non-confidential basis from a source other than Buyer, provided that such source is not known, and by reasonable effort could not be known, by Seller to be bound by a confidentiality agreement with Buyer or otherwise prohibited from transmitting the information to Seller by a contractual, legal or fiduciary obligation. Seller shall not release or disclose such confidential information to any other person, except to its employees on a need-to-know basis in connection with this Agreement. Each such employee shall first be advised of the confidentiality provisions of this Section 7.1 and shall agree in writing to comply with such provisions. In no event shall such information be disclosed in violation of the requirements of FERC Order 889 or any other applicable standards of conduct and any successor(s) thereto. Seller shall promptly notify Buyer if it receives notice or otherwise concludes that the production of any information subject to this Section 7.1 is being sought under any provision of law. Seller may use information subject to this Section 7.1 in any arbitration proceeding under Section 13, subject to a confidentiality agreement with the arbitrator and other participants.

         7.2 CONFIDENTIALITY OF BUYER. Buyer shall hold in confidence, unless compelled to disclose by judicial or administrative process or other provisions of law, all documents and information furnished to it by Seller in connection with this Agreement. All such information shall be deemed confidential except to the extent that such information or documents are (i) generally available to the public other than as a result of a disclosure by Buyer, (ii) made available to Buyer on a non-confidential basis prior to disclosure to Buyer by Seller, or (iii) made available to Buyer on a non-confidential basis from a source other than Seller, provided that such source is not known, and by reasonable effort could not be known, by Buyer to be bound by a confidentiality agreement with Seller or otherwise prohibited from transmitting the information to Buyer by a contractual, legal or fiduciary obligation, Buyer shall not release or disclose such confidential information to any other person, except its employees on a need-to-know basis in connection with this Agreement. Each such employee shall first be advised of the confidentiality provisions of this Section 7.2 and shall agree in writing to comply with such provisions. Buyer shall promptly notify Seller if it receives notice or otherwise concludes that the production of any information subject to this Section 7.1 is being sought under any provision of law. Buyer may use information subject to this Section 7.1 in any arbitration proceeding under
Section 13, subject to a confidentiality agreement with the arbitrator and other participants.

         7.3 CONFIDENTIALITY OF AUDITS. An independent auditor performing any audit shall enter into a confidentiality agreement with the Party being audited. Information disclosed to the auditor subject to the confidentiality agreement shall be treated as confidential except to the extent that its disclosure is otherwise permitted under this Agreement. Except as provided herein, neither Party shall disclose audit information to any third party without the other Party's prior written consent. Audit information in the hands of the Party not being audited shall be subject to all provisions of Section 7.1 or 7.2, as applicable.

         7.4 REMEDIES. The Parties agree that monetary damages would be inadequate to compensate either Party for the other Party's breach of its obligations under Section 7.1 or 7.2. Each Party accordingly agrees, subject to
Section 18, that a Party shall be entitled to equitable relief, by way of injunction or otherwise, if the other Party breaches or threatens to breach its obligations under Section 7.1 or 7.2.

8.       DAMAGE TO CONTROL CABLES FROM SUBSTATIONS TO POWER PLANTS

                  Costs for physical damage to or destruction of control cables owned by Seller or its Affiliate from substations to the first point of termination in a Fossil Station or Hydroelectric Station shall be shared equally by Buyer and Seller for repair and/or replacement costs up to $25,000 per incident. Costs in excess of $25,000 per incident shall be borne by the Party causing the damage or destruction. If neither Party is at fault or if both Parties are partially at fault for damage or destruction that costs more than $25,000 per incident to repair or replace, the costs shall be shared by both Parties on a pro rata basis based upon their use of such cables. The obligations under this section shall not be limited in any way by any limitation on either Party's insurance.

9.       PERSONAL INJURY AND PROPERTY DAMAGE.

                  As between the Parties, each Party shall be liable for any physical damage to or destruction of equipment, facilities or property owned solely by it or its Affiliates, and for any claims for personal injury or death asserted against it or its Affiliates arising out of equipment, facilities or property owned by it or its Affiliates, regardless of whether the other Party or its Affiliates is responsible in whole or in part for the event which caused the injury, except to the extent caused by the other Party's or its Affiliates' negligence or willful or wanton acts or omissions. The obligations under this section shall not be limited in any way by any limitation on either Party's insurance.

10.      INDEMNIFICATION.

         10.1 GENERAL. To the extent of the responsibility and liability assumed in Sections 8, 9 and 15 of this Agreement, each Party (the "Indemnifying Party") shall indemnify, hold harmless and defend the other Party, its parent and Affiliates and their respective officers, directors, trustees, employees, contractors, subcontractors and agents, from and against any claims or liability for damage to property, injury to or death of any person or any other liability, including all expenses, and reasonable attorneys' fees incurred by such indemnified Party, to the extent caused by the negligence or willful or wanton acts or omissions of the Indemnifying Party, its parent and Affiliates and their respective officers, directors, trustees, employees, contractors, subcontractors, or agents, arising out of or connected with the operation of the Indemnifying Party's or its Affiliates' facilities, equipment or properties, Acquired Assets or T&D Assets, as the case may be, or the Structural Facilities, or arising out of or connected with the Indemnifying Party's performance or breach under this Agreement; provided, however the Indemnifying Party shall not have any liability for damages or losses arising out of negligence or willful misconduct by the other Party, its parent and Affiliates and their respective officers, directors, trustees, employees, contractors, subcontractors or agents.

         10.2 INDEMNIFICATION PROCEDURES. If either Party intends to seek indemnification under this Section 10 from the other Party with respect to any claim or action, the Party seeking indemnification shall give the other Party notice of such claim within fifteen days of the commencement of, or actual knowledge of, such claim or action. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been or may be sustained by such Party. To the extent that the other Party is actually and materially prejudiced as a result of failure to provide such notice, such notice will be a condition precedent to any liability of the other Party under the indemnification provisions of this Agreement. Neither Party may settle or compromise any claim without the prior consent of the other Party; provided, however, such consent shall not be unreasonably withheld. The indemnification obligations of each Party shall continue in full force and effect regardless of whether this Agreement has expired or been terminated or canceled and shall not be limited in any way by any limitation on insurance, on the amount or types of damages, or by any compensation or benefits payable by the Parties under Worker's Compensation Acts, disability benefit acts or other employee acts.

11.      INSURANCE.

         The Parties agree to maintain, at their own cost and expense, fire, liability, worker's compensation, and other forms of insurance relating to their property and facilities in the manner, and amounts set forth in Schedule I attached hereto and incorporated by reference as if fully set forth herein.
Schedule I may be amended from time to time by agreement of the Parties. The Parties agree to furnish each other with certificates of insurance evidencing the insurance coverage set forth in Schedule I, and to notify and provide copies to the other of any policies maintained hereunder written on a "claims made" basis. The Parties shall be required to maintain tail coverage for five years on all policies written on a "claims made" basis. Every contract of insurance providing the coverages required in Schedule I shall contain the following or equivalent clause: "No reduction, cancellation or expiration of the policy shall be effective until ninety (90) days from the date written notice thereof is actually received by the insured." Upon receipt of any notice of reduction, cancellation or expiration, each Party shall immediately notify the other Party in accordance with Section 19. Each Party and its Affiliates shall be named as additional insureds on the general liability insurance policies set forth in
Schedule I as regards liability under this Agreement; and each Party shall waive its rights of recovery against the other for any loss covered by such policy. Each Party shall have the right to inspect the original policies of insurance applicable to this Agreement at the other Party's place of business during regular business hours. Each Party shall have the right to self-insure all, or a portion, of the required insurances indicated in this Schedule I, to the same amount or extent that it does so in its other insurance programs.

         Failure of either Party to comply with the foregoing insurance requirements, or the complete or partial failure of an insurance carrier to fully protect and indemnify the other Party or its affiliates or the inadequacy of the insurance, shall not in any way lessen or affect the obligations or liabilities of each Party to the other. The Parties on behalf of themselves, their parents, and Affiliates, each waive any right of subrogation under their respective insurance policies for any liability each has agreed to assume under this Agreement. Evidence of this requirement shall be noted on all certificates of insurance.

12.      FORCE MAJEURE.

         Notwithstanding anything in this Agreement to the contrary, Buyer and Seller shall not be liable in damages or otherwise or responsible to the other for failure to carry out any of its obligations under this Agreement if and only to the extent that it is unable to so perform or is prevented from performing by an event of force majeure. The term "force majeure," as used herein, means those causes beyond the reasonable control of the Party affected, which by the exercise of reasonable diligence that Party is unable to prevent, avoid, mitigate, or overcome, including the following: any act of God, labor disturbance, act of the public enemy, war, insurrection, riot, fire, storm or flood, explosion, breakage or accident to machinery or equipment, order, regulation or restriction imposed by governmental, military or lawfully established civilian authorities, or any other cause of a similar nature beyond a Party's reasonable control.

         If a Party shall rely on the occurrence of an event or condition described above, as a basis for being excused from performance of its obligations under this Agreement, then the Party relying on the event or condition shall: (i) provide prompt written notice of such force majeure event to the other Party giving an estimation of its expected duration and the probable impact on the performance of its obligations hereunder; (ii) exercise all reasonable efforts to continue to perform its obligations under this Agreement, (iii) expeditiously take action to correct or cure the event or condition excusing performance; provided that settlement of strikes or other labor disputes will be completely within the sole discretion of the Party affected by such strike or labor dispute; (iv) exercise all reasonable efforts to mitigate or limit damages to the other Party; and (v) provide prompt notice to the other Party of the cessation of the event or condition giving rise to its excuse from performance. All performance obligations hereunder shall be extended by a period equal to the term of the resultant delay.

13.      DEFAULT AND DISPUTE RESOLUTION.

         13.1 EVENTS OF DEFAULT. Any of the following shall constitute an event of default under this Agreement:

                  (a) The failure to pay any amount when due (including as set forth in Section 5.5);

                  (b) A breach of any material term or condition of this Agreement. Failure by a

Party to provide any schedule, report or notice hereunder may constitute a material breach if such failure is not cured within thirty (30) days after notice to the defaulting Party.

                  (c) Either Party shall commence any voluntary case under federal bankruptcy laws or other proceeding under any similar law of any jurisdiction for the relief of debtors or shall petition or apply for the appointment of a trustee or other custodian, liquidator, or receiver for such Party or for any substantial part of the Acquired Assets or T&D Assets, as the case may be;

                  (d) A decree or order for relief shall be entered in respect of either Party in an involuntary case under federal bankruptcy laws or in any other proceeding under any similar law of any jurisdiction for the relief of debtors or a decree or order shall be entered appointing a trustee or other custodian, liquidator, or receiver for either Party or for any substantial part of the Acquired Assets or T&D Assets, as the case may be;

                  (e) Either Party shall cease its operations without having an assignee, successor, or transferee in place; or

                  (f) Either Party shall terminate its existence as a corporate entity by acquisition or sale, or if all or substantially all of such Party's assets are transferred to another person or business entity, without complying with Section 14.

         13.2     REMEDIES FOR DEFAULT.

                  (a) Upon the occurrence of an event of default, the party not in default may give written notice of default to the defaulting Party. Such notice shall set forth in reasonable detail the nature of the default and, where known and applicable, the steps necessary to cure such default. Except with respect to an Interconnection Facilities Charge default (as described under Section 5.6) and a Buyer default (as described under Section 4.2.2), the defaulting Party shall have thirty (30) days following receipt of such notice either to (i) cure such default, or (ii) commence in good faith all such steps as are reasonable and appropriate to cure such default in the event such default cannot, in the reasonable judgment of such non-defaulting Party, be cured within such thirty (30) day period. With respect to a default under Section 5.6, the defaulting Party shall have twenty (20) days to cure such default, and with respect to a Buyer default under Section 4.2.2, Buyer shall have seven (7) days to cure such default.

                  (b) If the defaulting Party fails to cure such default or take such steps as provided under subparagraph (a) above, the following remedies may be exercised; (i) the non-defaulting Party may terminate this Agreement, (with respect to any Buyer's default, Seller may initiate a proceeding with FERC to terminate service, but shall not terminate service until FERC authorizes any such request), (ii) with respect to a default by Buyer under
Section 13.1(c) , (d) or (e), Seller shall be entitled to operate and/or purchase from Buyer such DC power systems, components of protection and metering circuits, SCADA Equipment, Secondary Systems and related components, communication equipment and building facilities, software, documentation, and structural components associated with the foregoing, as are necessary for Seller or its Affiliates to operate and/or maintain its transmission and distribution business; provided, however, that if Seller elects to exercise such rights (A) Seller shall at all times operate such equipment in accordance with Good Utility Practice and applicable agreements to which the Buyer is a party and (B) Seller shall return operational control of Buyer's equipment to Buyer if the event permitting Seller to exercise such control has ceased, or if Buyer has cured its default, within thirty (30) days after Seller's exercise of its rights hereunder; and (iii) with respect to a default by Buyer under Section 13.1(f) or
Section 4.2.2, Seller shall be entitled to exercise its rights set forth under
Section 4.2.2, but only to the extent necessary for Seller to maintain the voltage supply to its Transmission System and Distribution System as such supply was maintained prior to Buyer's default.

                  (c) Notwithstanding the foregoing, upon the occurrence of any event of default, the non-defaulting Party shall have the right (i) to commence an action to enjoin the defaulting Party from continuing with the defaulting action or to require the specific performance of the defaulting Party' defaulted obligations hereunder, and (ii) to exercise any other rights and remedies as it may have hereunder or at equity or law.

         13.3 ARBITRABLE CLAIMS. Any disagreement between the Parties as to their rights and obligations under this Agreement shall first be addressed by the Parties. In the event that representatives of Buyer and Seller are unable in good faith to satisfactorily resolve their disagreement within 30 days, they shall refer the matter to their respective senior management. If after using their best efforts to resolve the dispute, senior management cannot resolve the dispute in 30 days, independent arbitration proceedings shall be used to resolve the dispute as set forth below Notwithstanding the foregoing, physical accidents or events giving rise to negligence or intentional tort claims for the recovery of property damages and/or damages for personal injury shall not be considered "Arbitrable Claims." However, disputes regarding the interpretation or scope of any indemnification clause in this Agreement shall be subject to arbitration, even if the dispute relates to whether one Party must indemnify the other for property damages and/or damages for personal injury, the recovery of which was or will be determined in a court of law.

         13.4 ARBITRATION PROCESS. Any arbitration initiated under this Agreement shall be conducted before a single neutral arbitrator appointed by the Parties. To the extent that the subject matter of the arbitration involves FERC jurisdictional issues, the arbitrator shall be selected and the arbitration shall be conducted pursuant to Section 605 of the FERC Rules of Practice and Procedure, 18 C.F.R. Section 386.605, as amended. For purposes of this Agreement an arbitrator shall be considered "neutral" only if the arbitrator has not previously served as an arbitrator for a dispute involving the Parties and is not a present or former lawyer, employee or consultant of a Party or any of its Affiliates. Notwithstanding the foregoing, if the Parties fail to agree upon a single, neutral arbitrator within sixty (60) days of the referral of the dispute to arbitration, each Party shall choose one arbitrator who shall sit on a three-member arbitration panel. The two arbitrators so chosen shall within twenty (20) days select a third arbitrator to chair the arbitration panel. In either case, the arbitrators shall meet the definition of a "neutral" in Section 604 (c) of the FERC Rules of Practice and Procedure, 18 C.F.R. Section 385.604(c) and in this Section 13.4 of this Agreement and shall be knowledgeable in electric utility matters, including electric transmission and bulk power issues, and shall not have any current or past substantial business or financial relationships with any party to the arbitration.

         Except as provided in Section 13.7, the arbitrator(s) shall provide each of the Parties an opportunity to be heard and, except as otherwise provided herein, the arbitrator(s) shall conduct the arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any arbitration hereunder shall be conducted in Hartford, Connecticut unless otherwise agreed by both Parties. Unless otherwise agreed, the arbitrator(s) shall render a decision within ninety (90) days of appointment and shall notify the Parties in writing of such decision and the reasons therefor. The arbitrator(s) shall be authorized only to interpret and apply the provisions of this Agreement or any related agreements entered into under this Agreement and shall have no power to modify or change them in any manner. The decision of the arbitrator(s) shall be final and binding upon the Parties, and judgment on the award may be entered in any court having jurisdiction. The decision of the arbitrator(s) may be appealed solely on the grounds that the conduct of the arbitrator(s), or the decision itself, violated the standards set forth in the Federal Arbitration Act and/or the Alternative Dispute Resolution Act of 1990, as amended. Each Party shall be responsible for its own costs incurred during the arbitration process and for the following costs, as applicable: (i) the cost of the arbitrator chosen by the Party to sit on the three-member panel and one half of the cost of the third arbitrator chosen; or (ii) one half the cost of the single arbitrator jointly chosen by the Parties.

         13.5 REMEDIES. Any award of damages by the arbitration panel shall be determined, limited and controlled by Section 18. The arbitration panel shall not award punitive damages or multiple damages or any other damages not measured by the prevailing Party's actual damages. The arbitrator panel may, in its discretion, award pre-award and post-award interest on any damages award; provided, however, that the rate of pre-award or post-award interest shall not exceed a rate equal to the rate provided for postjudgment interest by 28 U.S.C.
Section 1961 as published from time to time by the Administrative Office of the United States Courts based on the equivalent coupon issue yield for auctions of 52-week Treasury bills.

         13.6 CONFIDENTIALITY. The existence, contents, or results of any arbitration hereunder may not be disclosed without the prior written consent of both Parties; provided, however, either Party may make such disclosures as may be necessary to fulfill regulatory or other legal obligations to any governmental authority having jurisdiction, and may inform their lenders, Affiliates, auditors, and insurers, as necessary, under pledge of confidentiality, and may consult with experts as required in connection with the arbitration under pledge of confidentiality. If any Party seeks preliminary injunctive relief from any court to preserve the status quo or to avoid irreparable harm pending mediation or arbitration, the Parties agree to use best efforts to keep the court proceedings confidential, to the maximum extent permitted by law.

         13.7 FERC JURISDICTION OVER CERTAIN DISPUTES. Nothing in this Agreement shall preclude any Party from filing a petition or complaint with FERC with respect to any arbitrable claim over which FERC has jurisdiction. In such case, the other Party may request FERC to reject or to waive jurisdiction. If FERC rejects or waives jurisdiction with respect to all or a portion of the claim, the portion of the claim not so accepted by FERC shall be resolved through arbitration, as provided in this Agreement. To the extent that FERC asserts or accepts jurisdiction over the claim, the decision, findings of fact, or order of FERC shall be final and binding, subject to judicial review under the Federal Power Act, and any arbitration proceedings that may have commenced prior to the assertion or acceptance of jurisdiction by FERC shall be stayed, pending the outcome of the FERC proceedings. An arbitration panel shall have no authority to modify, and shall be conclusively bound by, any decision, finding of fact, or order of FERC. However, to the extent that a decision, finding of fact, or order of FERC does not provide a final or complete remedy to the Party seeking relief, such Party may proceed to arbitration to secure such remedy, subject to the FERC decision, finding, or order.

         13.8 PRELIMINARY INJUNCTIVE RELIEF. Nothing in this Section 13 regarding arbitration shall preclude, or be construed to preclude, the resort by either Party to a court of competent jurisdiction solely for the purposes of securing a temporary or preliminary injunction to preserve the status quo or avoid irreparable harm pending arbitration.

14.      ASSIGNMENT/CHANGE IN CORPORATE IDENTITY

         14.1 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either Party (other than by operation of law), except by Seller to an Affiliate of the Seller that owns the T&D Assets used in the Transmission System and Distribution System or by Buyer to an Affiliate of the Buyer that owns the Acquired Assets, without the prior written consent of the other Party, such consent not to be unreasonably withheld. Any assignment of this Agreement in violation of the foregoing shall be void at the option of the non-assigning Party. Notwithstanding the foregoing, Buyer or its permitted assignee may assign, transfer, pledge or otherwise dispose of its rights and interests hereunder to a trustee or lending institution(s) for the purposes of financing or refinancing the Acquired Assets, including upon or pursuant to the exercise of remedies under such financing or refinancing, or by way of assignments, transfers, conveyances or dispositions in lieu thereof; provided, however, that no such assignment or disposition shall relieve or in any way discharge Buyer or such assignee from the performance of its duties and obligations under this Agreement. Seller agrees to execute and deliver such documents as may be reasonably necessary to accomplish any such assignment, transfer, conveyance, pledge or disposition of rights hereunder for purposes of the financing or refinancing of the Acquired Assets, so long as Seller's rights under this Agreement are not thereby altered, amended, diminished or otherwise impaired.

         14.2 ASSUMPTION. Except as set forth in Section 14.1 above, no assignment or transfer of rights or obligations under this Agreement by either the Buyer or the Seller shall relieve such Party from full liability and financial responsibility for the performance thereof after any such transfer or assignment unless and until the transferee or assignee shall agree in writing to assume the obligations and duties of the assigning or transferring Party under this Agreement and the other Party has consented in writing to such assumption, such consent not to be unreasonably withheld.


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

15.      CONTRACTORS AND SUBCONTRACTORS.

         15.1 Nothing in this Agreement shall prevent either Party from utilizing the services of such contractors or subcontractors as it deems appropriate; provided, however, that all such contractors or subcontractors shall comply with the terms and conditions of this Agreement. The creation of any contract or subcontract relationship shall not relieve the Party retaining the contractor or subcontractor of any of its obligations under this Agreement. Any obligation imposed by this Agreement upon the Parties, where applicable, shall be equally binding upon and shall be construed as having application to any contractor or subcontractor. No contractor or subcontractor is intended to be deemed a third party beneficiary of this Agreement.

         15.2 To the fullest extent permitted by law, each Party shall require its contractors or subcontractors to indemnify and hold harmless and defend the other Party, its parent and Affiliates and their officers, directors, trustees, employees, agents, and assigns from and against any and all claims and/or liability for damage to property, injury to or death of any person, including such Party's employees and its Affiliates' employees, or any other liability incurred by such Party or its parent or Affiliates including all expenses and reasonable attorneys fees, to the extent caused by any act or omission, negligent or otherwise, by said contractor or subcontractor and/or its officers, directors, trustees, employees, agents, and assigns arising out of or connected with the operation of either Party's or its Affiliates' facilities, equipment, and property described in this Agreement, regardless of whether caused in part by a Party indemnified hereunder. The obligations under this section shall not be limited in any way by any limitation on any contractor's or subcontractor's insurance.

16.      LABOR RELATIONS.

         Each Party agrees to immediately notify the other Party, orally and then in writing, of any labor dispute or anticipated labor dispute or job action which may reasonably be expected to affect the operations of the other Party.

17.      INDEPENDENT CONTRACTOR STATUS.

         Nothing in this Agreement shall be construed as creating any relationship between Seller and Buyer other than that of independent contractors.

18.      LIMITATION OF LIABILITY


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

         Except for the indemnification obligations under Section 3.19 and Section10 hereof, to the fullest extent permitted by law and notwithstanding any other provision of this Agreement, neither Seller nor Buyer, nor their respective officers, directors, trustees, agents, employees, parent or Affiliates, successors or assigns, or their respective officers, directors, trustees, agents or employees, successors or assigns, shall be liable to the other Party or its parent, subsidiaries, Affiliates, officers, directors, agents, employees, successors or assigns, for claims, suits, actions or causes of action for incidental, punitive, special, indirect, multiple or consequential damages (including attorneys' fees or litigation costs) connected with or resulting from performance or non-performance of this Agreement, or any actions undertaken in connection with or related to this Agreement, including without limitation any such damages which are based upon causes of action for breach of contract, tort (including negligence and misrepresentation), breach of warranty, strict liability, statute, operation of law, or any other theory of recovery. The provisions of this Section 18 shall apply regardless of fault and shall survive termination, cancellation, suspension, completion or expiration of this Agreement. The remedies set forth in this Agreement are the exclusive remedies for the liabilities of each Party arising out of or in connection with this Agreement.

19.      NOTICES.

         At or prior to the Closing Date, each Party shall indicate to the other Party, by notice, the appropriate person during each eight-hour work shift to contact in the event of an emergency, a scheduled or forced interruption or reduction in services, or Routine Inspections and Maintenance as provided in
Section 3.17.2. The notice last received by a Party shall be effective until modified in writing by the other Party. Unless otherwise specified in this Agreement, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and will be deemed to have been duly given if so given) by hand delivery, cable, telecopy (confirmed in writing) or telex, or by mail (registered or certified, postage prepaid) to the respective Parties as follows:

         IF TO THE SELLER:
         The Connecticut Light and Power Company
         107 Selden Street
         Berlin, CT 06307
         Attn:  Vice President - Administration

         COPY TO:

         Vice President, Secretary and General Counsel
         Northeast Utilities
         107 Selden Street
         Berlin, CT 06307

         IF TO THE BUYER:

         Northeast Generation Company
         107 Selden Street
         Berlin, CT 06307
         Attn: Vice President and Treasurer

         COPY TO:

         Select Energy, Inc.
         c/o Northeast Utilities Service Company
         107 Selden Street
         Berlin, CT 06307
         Attn: Senior Vice President - Power Supply Marketing

or such other address as is furnished in writing by such Party; and any such notice or communication shall be deemed to have been given as of the date so mailed.

20.      SURVIVAL.

         The liabilities and obligations assumed in Section 3.19, 8, 9, 10 and 15 of this Agreement with respect to events which occur during the term of this Agreement shall survive the termination of this Agreement.


21.      HEADINGS.

         The descriptive headings of the sections of this Agreement are inserted for convenience only and do not affect the meaning or interpretation of this Agreement.

22.      WAIVER.

         Except as otherwise provided in this Agreement, any failure of any Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the benefits hereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

23.      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, all of which will be considered one and the same Agreement and each of which will be deemed an original.

24.      GOVERNING LAW.

         This Agreement and all rights, obligations, and performances of the Parties hereunder are subject to all applicable federal and state laws and to all duly promulgated orders and other duly authorized action of governmental authority having jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Connecticut when not in conflict with or pre-empted by federal law, without giving effect to the conflict of law principles thereof. Except for those matters covered in this Agreement and jurisdictional to FERC or which must first go to arbitration pursuant to Section 13 herein, any action arising out of or concerning this Agreement must be brought in the courts of the State of Connecticut. Both Parties hereby consent to the jurisdiction of the State of Connecticut for the purpose of hearing and determining any action not pre-empted by federal law; and to the jurisdiction of FERC for those matters governed by FERC rules and regulations or by the Federal Power Act.

25.      EQUAL EMPLOYMENT OPPORTUNITY.

         The Parties agree to comply with all applicable federal, state, and other applicable anti-discrimination laws, the standards and regulations issued thereunder, and the amendments thereto.

26.      SEVERABILITY.

         In the event that any of the provisions of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the Parties shall, to the extent possible, negotiate an equitable adjustment to the provisions of this Agreement, with a view toward effecting the purpose of this Agreement, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

27.      AMENDMENTS.

         Seller may unilaterally make application to FERC under Section 205 of the Federal Power Act and pursuant to the FERC rules and regulations promulgated thereunder for a change in any rates, terms and conditions, charges, classification of service, rule or regulation for any services Seller provides under this Agreement over which FERC has jurisdiction. Buyer may exercise its rights under Section 206 of the Federal Power Act and pursuant to FERC rules and regulations promulgated thereunder with respect to any rate, term, condition, charge, classification of service, rule or regulation for any services provided under this Agreement over which FERC has jurisdiction. Except as provided in the foregoing, this Agreement may be amended, modified, or supplemented only by written agreement signed by both Seller and Buyer.

28.      ENTIRE AGREEMENT.

         This Agreement, together with the Purchase and Sale Agreement and the Related Agreements as defined therein, and the Asset Demarcation Agreement and the Schedules attached thereto, constitutes the entire understanding between the Parties, and supersedes any and all previous understandings, oral or written, which pertain to the subject matter contained herein or therein. If there is any conflict in such documents, the Purchase and Sale Agreement shall have precedence over the others.

         IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.



Northeast Generation Company                    Western Massachusetts Electric Company

By: /s/ David R.  McHale                        By: /s/ John B.  Keane
   -------------------------------------           ----------------------------------------
Name:  David R.  McHale                         Name:  John B.  Keane
Title: Vice President and Treasurer, NGC        Title: Vice President - Generation Divestiture





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